PLAN OF CONVERSION

OF

STATIONDIGITAL CORPORATION a Nevada corporation,

INTO

STATIONDIGITAL CORPORATION, a Delaware corporation

This PLAN OF CONVERSION (this “Plan”), dated as of April [●], 2014, is hereby adopted by StationDigital Corporation., a Nevada corporation (“StationDigital Nevada”), in order to set forth the terms, conditions and procedures governing the conversion of StationDigital Nevada into a Delaware corporation pursuant to Section 92A.195 of the Nevada Revised Statutes (the “NRS”) and Section 265 of the Delaware General Corporation Law (“DGCL”).

WHEREAS, the Board of Directors of StationDigital Nevada has approved the Conversion (as defined below), submitted this Plan to the shareholders of StationDigital Nevada for approval and the shareholders have approved this Plan.

NOW, THEREFORE, StationDigital Nevada does hereby adopt this Plan to effectuate the conversion of StationDigital Nevada into a Delaware corporation as follows:

1. Conversion. Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the NRS and the DGCL, including, without limitation, Section 92A.195 of the NRS and Section 265 of the Delaware Code, StationDigital Nevada shall convert (referred to herein as the “Conversion”) into and continue its existence thereafter in the form of a Delaware corporation (referred to herein as “StationDigital Delaware”), which Delaware corporation will continue to be known as StationDigital Corporation, at the Effective Time (as defined below). StationDigital Delaware shall thereafter be subject to all of the provisions of the DGCL, the existence of StationDigital Delaware shall be deemed to have commenced on the date StationDigital Nevada commenced its existence in Nevada. This Plan is on file at the principal place of business of StationDigital Nevada, at the address of the principal place of business. This Plan will be on file after the conversion at the principal place of business of StationDigital Delaware, at the address of the principal place of business; and a copy of the Plan will be on written request furnished without cost by StationDigital Nevada before the conversion or by StationDigital Delaware after the conversion to any owner or member of StationDigital Nevada or StationDigital Delaware.

2. Effect of Conversion. Following the Conversion, StationDigital Delaware shall, for all purposes of the laws of the State of Delaware and Nevada, be deemed to be the same entity as StationDigital Nevada. Upon the Effective Time, all of the rights, privileges and powers of StationDigital Nevada, and all property, real, personal and mixed, and all debts due to StationDigital Nevada, as well as all other things and causes of action belonging to StationDigital Nevada, shall remain vested in StationDigital-Delaware and shall be the property of StationDigital Delaware and the title to any real property vested by deed or otherwise in StationDigital Nevada shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of StationDigital Nevada shall be preserved unimpaired, and all debts, liabilities and duties of StationDigital Nevada shall remain attached to StationDigital Delaware and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of StationDigital Nevada, as well as the debts, liabilities and duties of StationDigital Nevada, shall not be deemed, as a consequence of the Conversion, to have been transferred to StationDigital Delaware for any purpose of the laws of the State of Delaware. The Conversion shall not be deemed to affect any obligations or liabilities of StationDigital Nevada incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. StationDigital Nevada shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a termination of StationDigital-Texas and shall constitute a continuation of the existence of StationDigital Nevada in the form of a Delaware corporation.

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3. Effective Time. Provided that this Plan has not been terminated, abandoned or deferred pursuant to Section 11, the Conversion shall be effected as soon as practicable after the shareholders of StationDigital Nevada have approved this Plan. Subject to the foregoing, unless another date and time is specified, the Conversion shall be effective (the “Effective Time”) upon (a) the filing with the Secretary of State of the State of Texas of a duly executed Certificate of Conversion meeting the requirements of Section 10.154 of the BOC and (b) the filing with the Secretary of State of the State of Delaware of (i) the Certificate of Incorporation of StationDigital Delaware that has been executed, acknowledged and filed in accordance with the requirements of Section 103 of the Delaware Code in the form specified below, and (ii) a Certificate of Conversion meeting the requirements of Section 265 of the Delaware Code.

4. Governance and Other Matters Related to StationDigital-Delaware.

(a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of StationDigital Delaware shall be substantially in the form of Exhibit A attached hereto and shall have been filed with the Delaware Secretary of State.

(b) Bylaws. At the Effective Time, the Bylaws of StationDigital-Delaware shall be as set forth in Exhibit B attached hereto (the “Bylaws”), and shall be adopted as such by the Board of Directors of StationDigital-Delaware. Thereafter, the Bylaws may be amended by the Board of Directors or stockholders of StationDigital-Delaware as provided in the Certificate of Incorporation and Bylaws of StationDigital Delaware.

(c) Directors and Officers. The members of the Board of Directors and the officers of StationDigital Nevada immediately prior to the Effective Time shall continue in office following the Effective Time as directors and officers of StationDigital-Delaware until the expiration of their terms of office at the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. After the Effective Time, StationDigital Delaware and its Board of Directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5. Effect of the Conversion on the Securities of StationDigital Nevada.

(a) Effect of Conversion on Common Stock. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of StationDigital Nevada, StationDigital Delaware or any shareholder thereof, each share of common stock, $0.0001 par value per share, of StationDigital Nevada (the “Nevada Common Stock”), shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of StationDigital-Delaware (the “Delaware Common Stock”).

(b) Effect of Conversion on Preferred Stock. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of StationDigital Nevada, StationDigital-Delaware or any shareholder thereof, each share of preferred stock, $0.0001 par value per share, of StationDigital Nevada (the “Nevada Preferred Stock”), shall convert into one validly issued, fully paid and nonassessable share of preferred stock, par value $0.0001 per share, of StationDigital Delaware (the “Delaware Preferred Stock”). Each share of Nevada Preferred Stock which has been issued in accordance with the terms of a Certificate of Designation of Rights and Preferences outstanding immediately prior to the Effective Time shall convert into an equivalent share of Nevada Preferred Stock upon the same terms and conditions (including any conversion price, conversion and voting rates) as were in effect immediately prior to the Effective Time.

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(c) Effect of Conversion on Outstanding Warrants or Other Rights. Subject to the terms and condition of this plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of StationDigital Nevada, StationDigital Delaware or any shareholder thereof, each warrant or other right to acquire shares of Nevada Common Stock or Nevada Preferred Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Delaware Common Stock or Delaware Preferred Stock, respectively.

(d) Effect of Conversion on Employee Benefit, Stock Option or Other Similar Plans. Subject to the terms and conditions of this plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of StationDigital Nevada, StationDigital Delaware or any shareholder thereof, each employee benefit plan, stock option plan or other similar plan to which StationDigital Nevada is a party shall continue to be a plan of StationDigital Delaware. To the extent that any such plan provides for the issuance of Nevada Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Delaware Common Stock.

(e) Effect on Other Rights to Purchase Securities. Any shares of Nevada Common Stock or securities convertible into Nevada Common Stock that, immediately prior to the Effective Time, were invested or subject to a repurchase option risk of forfeiture or other condition pursuant to a stock incentive plan, option agreement, employment agreement or any other applicable agreement of the Company, shall be subject to the vesting requirement, repurchase options, risk of forfeiture or other conditions that may be set forth in a new or amended agreement between StationDigital Delaware and the holder receiving such shares of Delaware Common Stock, and the certificate representing such shares of Nevada Common Stock, if any, may accordingly be marked with appropriate legends in the discretion of StationDigital-Delaware.

6. Stock Certificates. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Nevada Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Nevada Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Preferred Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all the outstanding options and warrants of StationDigital Nevada shall convert into an equivalent option or warrant to acquire the same number of StationDigital-Delaware upon the same terms and conditions as were in effect immediately prior to the Effective Time. The registered owner on the books and records of StationDigital Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to StationDigital Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of StationDigital-Delaware evidenced by such outstanding certificate as provided above.

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7. Employee Benefit and Compensation Plans. At the Effective Time, each employee benefit plan, incentive compensation plan, stock purchase plan and other similar plans to which StationDigital Nevada is then a party shall be automatically assumed by, and continue to be the plan of, StationDigital Delaware, without further action by StationDigital Nevada or StationDigital Delaware. To the extent any employee benefit plan, incentive compensation plan or other similar plan provides for the issuance or purchase of, or otherwise relates to, Nevada Common Stock, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Delaware Common Stock.

8. Outstanding Awards. At the Effective Time, all outstanding stock options, purchase rights, restricted stock awards and other stock awards relating to the Nevada Common Stock shall, by virtue of the Conversion and without any further action on the part of StationDigital Nevada, StationDigital Delaware or the holder thereof, continue on the same terms and conditions and be assumed by StationDigital Delaware, provided that all such awards shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the Delaware Common Stock.

9. Further Assurances. If, at any time after the Effective Time, StationDigital Delaware shall determine or be advised that any agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to carry out the purposes of this Plan, StationDigital Delaware and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of StationDigital Nevada all such agreements, documents and assurances and do, in the name and on behalf of StationDigital Nevada, all such other acts and things necessary or desirable to carry out the purposes of this Plan and the Conversion.

10. Amendment. This Plan may be amended by the Board of Directors of StationDigital-Nevada at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Plan by the shareholders of StationDigital-Nevada shall not alter or change (a) the amount or kind of shares or other securities to be received by the shareholders hereunder, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the Delaware Code, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of StationDigital Nevada.

11. Termination or Deferral. At any time before the Effective Time, this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of StationDigital-Nevada, notwithstanding the approval of this Plan by the shareholders of StationDigital Nevada, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of StationDigital Nevada, such action would be in the best interest of StationDigital-Nevada and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of StationDigital Nevada or its Board of Directors or shareholders with respect thereto.

12. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

13. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[-signature page follows-]

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IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by its duly authorized representative as of the date first stated above.

STATIONDIGITAL CORPORATION,
a Nevada corporation

By:

Name: Timothy M. Roberts Title: Chief Executive Officer

STATIONDIGITAL CORPORATION,
a Delaware corporation

By:

Name: Timothy M. Roberts Title: Chief Executive Officer

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Exhibit A

[Certificate of Incorporation]

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CERTIFICATE OF INCORPORATION

OF

STATIONDIGITAL CORPORATION,

a Delaware Corporation

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

ARTICLE I

The name of this corporation shall be: StationDigital Corporation

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is [______________________________].

ARTICLE III

The purpose for which the corporation is organized is to transact any lawful business for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock that the corporation shall be authorized to issue is 510,00,000 shares, of which (a) 500,000,000 shares shall be designated common stock, par value $0.001 per share (“Common Stock”) and (b) 10,000,000 shares shall be designated blank-check preferred stock, par value $0.001 per share (“Preferred Stock”).

A. Preferred Stock

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1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The board of directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between different series: (a) the rate of dividend and the terms and conditions including the relative rights of priority, if any, of payment of dividends; (b) the price at and the terms and conditions including the relative rights of priority, if any, on which shares may be redeemed; (c) the amount payable including the relative rights of priority, if any, upon shares in event of involuntary liquidation; (d) the amount payable including the relative rights of priority, if any, upon shares in event of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; (g) the nature of any dividends, whether cumulative, noncumulative or otherwise; (h) the repurchase obligations including the relative rights of priority, if any, of the corporation with respect to such shares; and (i) voting rights. The board of directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law.

2. Dividends. The holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the board of directors, out of any funds legally available for the payment thereof, dividends subject to the terms and conditions including the relative rights of priority, if any, and at the rate theretofore fixed by the board of directors for such series of Preferred Stock that have theretofore been established, and no more.

3. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock shall be entitled to receive the amount fixed for such purpose and subject to the terms and conditions including the relative rights of priority, if any, set forth in the resolution or resolutions of the board of directors establishing the respective series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefor in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the Common Stock. A consolidation, merger or reorganization of the corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the corporation shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.

B. Common Stock

1. Dividends. Subject to all the rights of the Preferred Stock or any series thereof, and on the conditions set forth in Part A of this Article IV or to any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

C. Provisions Applicable To All Classes

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1. No Preemptive Rights. No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

2. Cumulative Voting. No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

3. Authority to Purchase own Shares. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

ARTICLE V

The name and the mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS

Timothy M. Roberts	[insert]

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

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ARTICLE VIII

No contract or other transaction between the corporation and any other person (as used herein the term “person” means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the corporation is interested in or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the corporation or in which the corporation is interested; and no contract, act or transaction of the corporation with any person shall be affected or invalidated by the fact that any director of the corporation is a party to, or interested in, such contract, act or transaction, or in any way connected with such person. Each and every person who may become a director of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any person in which he may in any way be interested, provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the corporation, as the case may be, acting upon or with reference to such act, contract or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the corporation upon such act, contract or transaction.

ARTICLE IX

Each person who serves or has served as a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

ARTICLE X

Any action required by the Delaware Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder of holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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ARTICLE XI

The Corporation shall provide indemnification as follows:

(a) The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this paragraph (b) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

(c) Notwithstanding any other provisions of this Article XI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article XI, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

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(d) In the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article XI, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article XI; and provided further that no such advancement of expenses shall be made under this Article XI if it is determined that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

(e) No amendment, termination or repeal of this Article XI or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

ARTICLE XII

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article XI and Article XII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS THEREOF, StationDigital Corporation has caused this certificate to be signed by the Chief Executive Officer, Timothy M. Roberts, this ____ day of April, 2014.

______________________________

Timothy M. Roberts, Incorporator

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Exhibit B

[Bylaws]

13

BYLAWS

OF

STATIONDIGITAL, Inc.,

a Delaware corporation

(the “Corporation”)

ARTICLE I

OFFICES

Offices. The registered office of the Corporation is located in the city and state designed by the Corporation in its Certificate of Incorporation. The Corporation may also maintain offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders may be held at such time on such day as shall be fixed by the Board for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President and shall be called by the Secretary at the request of the holders of not less than fifty-one percent of all issued and outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meetings. The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation in the City of Beverly Hills, CA, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.

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SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5. Quorum. At any meeting of the stockholders the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series of class of stock shall be entitled, voting as a class, to elect Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or if he so designates or is absent, the President, shall act as Chairman of the meeting. In the absence of both the Chairman of the Board and the President, such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote at the meeting, shall act as Chairman of the meeting.

The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 7. Voting. Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, and designating the rights thereto, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the Corporation on the record date fixed as provided in these bylaws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote in the election of directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

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At all meetings of stockholders for the election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. All other elections and questions submitted to a vote of the stockholders shall, unless otherwise provided by law or the Certificate of Incorporation, be decided by the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

SECTION 8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by shareholders holding at least that proportion of the voting power necessary to approve such action and received by the Corporation. Such consent shall have the same force and effect as a vote of the shareholders and may be stated as such in any document. Action taken under this Section 8 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

SECTION 9. Inspectors. Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not directors, candidates for directors or officers of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 10. List of Stockholders. The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 11. Business at Meetings of Stockholders.

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(a) General. The business to be conducted at any meeting of stockholders of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in these bylaws.

(b) Notification of Stockholder Business. At any special meeting of stockholders only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters included pursuant to Rule 14a-8 of the Securities and Exchange Commission, (ii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the elections of directors generally, and (b) constitute a proper subject to be brought before the meeting. In addition to any other applicable requirements, for business (other than the election of directors) to be otherwise properly brought before an annual meeting by a stockholder, the business must be a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be addressed to and received at the principal executive offices of the Corporation, not more than 150 days and not less than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and of each beneficial owner on behalf of which the stockholder is acting, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any such beneficial owner, (iv) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) any material interest of the stockholder and of any such beneficial owner in such business; and (vi) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 101of Article II, provided, however, that nothing in this Section 11 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of an annual or special meeting shall have the power and duty to determine and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Number, Qualification and Term of Office. The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than three or more than seven Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is elected and shall qualify.

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SECTION 2. Vacancies. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors of Executive Committee of the Board of Directors as set forth in Article IV Section 1 of these bylaws.

SECTION 3. Resignations. Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

SECTION 4. Removals. Any Director may be removed, with cause, at any special meeting of the Executive Committee of the Board of Directors as set forth in Article IV Section 1 of the bylaws, and the vacancy in the Board caused by any such removal may be filled by the Members of the Committee at such a meeting.

SECTION 5. Place of Meetings; Books and Records. The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

The Board of Directors, subject to the provisions of applicable law, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

SECTION 6. Annual Meeting of the Board. The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 7. Regular Meetings. The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

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SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of at least two (2) Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Except as provided by law, the Directors may waive notice of such meeting and consent to the action taken as set forth in Section 12 hereof.

SECTION 9. Quorum and Manner of Acting. Except as otherwise provided by statute, the Certificate of Incorporation or these bylaws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 10. Chairman of the Board. A Chairman of the Board shall be elected by the Board of Directors from among its members for a prescribed term and may, or may not be, at the discretion of the Board of Directors, an employee or an officer of the Corporation. If the Chairman is neither an employee nor an officer of the Corporation he may be designated “non-executive.” The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, the Board of Directors shall designate a member of the Board to serve as Chairman of the Board and such designated Board Member shall have the powers and perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

SECTION 11. Organization. At every meeting of the Board of Directors, the Chairman of the Board or, in his absence the President or, if both of these individuals are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if a majority of members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 13. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting.

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SECTION 14. Compensation. Each Director who is not a full-time salaried officer of the Corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. Executive Committee. The Board of Directors may, in its discretion, designate annually an Executive Committee. The Committee shall consist of two (2) or more members who shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, but not limited to, appointing and removing the Directors and officers of the Corporation and evaluating and approving financing proposals and securities offerings, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the bylaws of the Corporation, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate.

SECTION 2. Audit Committee. The Board of Directors may, in its discretion, designate annually an Audit Committee to assist the Board in fulfilling its responsibilities with respect to overseeing the accounting, auditing and financial reporting practices and the internal control policies and procedures of the Corporation. If so designated, the Board shall adopt a charter for the Audit Committee, and the Audit Committee shall review and assess the adequacy of the charter on an annual basis. The duties of the Audit Committee, which shall be set forth in its charter shall be to: (i) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the issuer; (ii) establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters; and (iii) engage independent counsel and other advisors, as it determines necessary to carry out its duties as set forth herein.

All members of the Audit Committee shall meet the requirements of the charter and any relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Corporation shall provide funding requested by the Audit Committee as it reasonably relates to carry out its duties set forth herein. The Board shall elect or appoint a chairman of the Audit Committee who will have authority to act on behalf of the committee between meetings. The Chairman may appoint a temporary Chairman in his or her absence.

SECTION 3. Code of Ethics Committee. The Board of Directors may, in its discretion, designate annually a Code of Ethics Committee to assist the Board in adopting a Code of Ethics for its senior financial offices reasonably necessary to promote:

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(a) honest and ethical conduct; including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b) full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Corporation; and

(c) compliance with applicable governmental rules and regulations.

SECTION 4. Committee Chairman, Books and Records. Unless designated by the Board of Director, each Committee shall elect a Chairman to serve for such term as it may determine. Each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board.

SECTION 5. Alternates. Alternate members of the Committees prescribed by this Article IV may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such Committees from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

Alternate members of such Committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such Committees.

SECTION 6. Other Committees. The Board of Directors may designate such other Committees, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 7. Quorum and Manner of Acting. At each meeting of any Committee the presence of a majority of the members of such Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a President, Secretary, and Treasurer, each of which officers shall be elected by the Board of Directors, and such other officers as the Board of Directors may determine, in its discretion, to elect. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as “Chief Executive Officer”, “Chief Operating Officer”, “Chief Financial Officer”, “Senior Vice President”, “Executive Vice President” or “Assistant Secretary” or such other title as the Board of Directors shall determine.

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SECTION 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

SECTION 3. Resignations. Any officer may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

SECTION 4. Removals. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these bylaws for regular election or appointment to such office.

SECTION 6. Compensation of Officers. The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President when so authorized by the Board of Directors or these bylaws.

SECTION 7. Absence or Disability of Officers. In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1. Stock Certificates. Except as otherwise permitted by law, the Certificate of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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SECTION 2. Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duty authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3. Lost, Destroyed or Mutilated Certificates. The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE VIII

SEAL

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall be the twelve months ending December 31, or such other period as may be fixed by the Board of Directors.

ARTICLE X

INDEMNIFICATION

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Delaware (“Delaware Code”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

SECTION 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

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SECTION 3. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Code. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 5. Definition of Director and Officer. Any person who is or was serving as a director of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director or officer of the Corporation entitled to indemnification under this Article.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effects as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

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ARTICLE XII

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. Checks, Drafts, Etc.; Loans. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific circumstances.

SECTION 2. Deposits. All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the Corporation.

ARTICLE XIII

AMENDMENTS

These bylaws may be altered or repealed and new bylaws may be made by the affirmative vote, at any meeting of the Board, of a majority of the Board of Directors.

APPROVED AND ADOPTED this _____ day of April, 2014.

By:	/s/ Timothy M. Roberts
Name: Timothy M. Roberts
Title: Chief Executive Officer

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